UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Dollar amounts presented in thousands, except per share amounts)

On February 29, 2024, Titan International, Inc., a Delaware corporation (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Titan Tire Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Holdings”), Carlstar Intermediate Holdings I, LLC (“Carlstar Intermediate”), AIPCF V Feeder (Cayman), LP (“AIPCF Cayman”), AIPCF V Feeder CTP Tire, LLC (together with Carlstar Intermediate and AIPCF Cayman, the “Sellers”) and The Carlstar Group, LLC (“Carlstar”) under which Holdings acquired all of the equity interest of Carlstar (the “Transaction”) for a total purchase price of approximately $296.2 million, consisting of $127.5 million of cash (the “Cash Consideration”) and $168.7 million of the Company’s common stock, subject to certain customary adjustments, including a working capital adjustment based on an agreed working capital target. See Note 1 to this unaudited pro forma condensed combined financial information for additional information on the Transaction. The unaudited pro forma condensed combined financial information is presented to illustrate the effects of the acquisition (the “Acquisition”) of Carlstar by the Company and certain contemporaneous financing transactions (collectively, the “Transaction”) as if the Transaction has occurred on January 1, 2023, the beginning of the most recently completed fiscal year preceding the Transaction.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 was filed on the Form 8-K/A (Amendment No. 1) as filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2024. An unaudited pro forma condensed combined balance sheet has been omitted from this filing since the acquisition is already reflected in the Company's historical balance sheet as of December 31, 2023 and included in the Form 8-K/A (Amendment No. 1) and reflected in the Company's historical balance sheet as of September 30, 2024 and included in the Company's Form 10-Q filed with the SEC on October 30, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 and for the nine months ended September 30, 2024 are based upon, derived from and should be read in conjunction with the historical audited consolidated financial statements of the Company for the year ended December 31, 2023 (which are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 29, 2024 and the Company's Form 10-Q for the nine months ended September 30, 2024, as filed with the SEC on October 30, 2024), and the historical financial statements of Carlstar included in the Form 8-K/A (Amendment No. 1) filed with the SEC on May 16, 2024.

For purposes of the pro forma condensed combined statement of operations, results for Carlstar are presented for the twelve-month period ended December 31, 2023 and for the nine-month period ended September 30, 2024. This information was derived from the historical audited statement of operations of Carlstar for the year ended December 31, 2023, which was included in the Form 8-K/A as Exhibit 99.1 filed with the SEC on May 16, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 and for the nine months ended September 30, 2024 assumes that the Transaction occurred on January 1, 2023. The historical condensed combined financial information has been adjusted to give pro forma effect to reflect the accounting for the Transaction in accordance with U.S. GAAP. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made. The assumptions underlying the pro forma adjustments are described more fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification ("ASC") Topic 805, "Business Combinations" ("ASC 805"), and using the fair value concepts defined in ASC Topic 820, "Fair Value Measurements" ("ASC 820"). ASC 820 defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop fair value measures. Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date". This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management's internally developed preliminary estimates of the fair market value of the assets acquired and liabilities assumed, as if the Acquisition had occurred on the above dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Transaction.

TITAN INTERNATIONAL, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
(All amounts in thousands, except per share data)

For the year ended December 31, 2023

	Historical Titan	Historical Carlstar Business	Transaction Adjustments	Note References	Pro Forma Combined

Net sales	$1,821,800	$615,200	$—		$2,437,000
Cost of sales	1,515,951	470,100	8,943	4(a)	1,994,994
Gross profit	305,849	145,100	(8,943)		442,006
Selling, general and administrative expenses	134,938	84,300	(597)	4(b)	218,641
Research and development expenses	12,539	3,200	—		15,739
Royalty expense	9,645	—	—		9,645
Income from operations	148,727	57,600	(8,346)		197,981
Interest expense	(29,157)	(35,100)	17,287	4(c)	(46,970)
Interest income	10,372	1,300	—		11,672
Foreign exchange (loss) gain	(22,822)	1,700	—		(21,122)
Other income	2,628	56,100	—		58,728
Income before income taxes	109,748	81,600	8,941		200,289
Provision for income taxes	26,042	6,000	15,484	4(d)	47,526
Net income	83,706	75,600	(6,543)		152,763
Net income attributable to noncontrolling interests	4,946	—	—		4,946
Net income attributable to Titan and applicable to common shareholders	$78,760	$75,600	$(6,543)		$147,817

Earnings per common share:
Basic	$1.26				$1.99
Diluted	$1.25				$1.97
Average common shares and equivalents outstanding:
Basic	62,452		11,922	4(e)	74,374
Diluted	62,961		11,922	4(e)	74,883

See accompanying Notes to Condensed Consolidated Financial Statements.

For the nine months ended September 30, 2024

	Historical Titan	Historical Carlstar Business (January and February 2024)	Transaction Adjustments	Note References	Pro Forma Combined

Net sales	$1,462,364	$101,818	$—		$1,564,182
Cost of sales	1,245,747	82,978	(11,500)	5(a)	1,317,225
Gross profit	216,617	18,840	11,500		246,957
Selling, general and administrative expenses	140,536	14,605	—		155,141
Acquisition related expenses	6,196	170	—		6,366
Research and development expenses	12,071	590	—		12,661
Royalty expense	7,613	—	—		7,613
Income from operations	50,201	3,475	11,500		65,176
Interest expense	(27,103)	(1,615)	—		(28,718)
Interest income	8,483	—	—		8,483
Foreign exchange loss	(2,338)	—	—		(2,338)
Other income (expense)	4,057	(216)	—		3,841
Income before income taxes	33,300	1,644	11,500		46,444
Provision for income taxes	38,103	1,128	2,875	5(c)	42,106
Net (loss) income	(4,803)	516	8,625		4,338
Net income attributable to noncontrolling interests	2,096	—	—		2,096
Net (loss) income attributable to Titan and applicable to common shareholders	$(6,899)	$516	$8,625		$2,242

Loss (earnings) per common share:
Basic	$(0.10)				$0.03
Diluted	$(0.10)				$0.03
Average common shares and equivalents outstanding:
Basic	69,900		2,567	5(b)	72,467
Diluted	69,900		3,025	5(b)	72,925

TITAN INTERNATIONAL, INC.
Notes to Unaudited Condensed Combined Financial Statements
Amounts in thousands (except per share data)
(Unaudited)

1. DESCRIPTION OF TRANSACTION

On February 29, 2024, Titan International, Inc., a Delaware corporation (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Titan Tire Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Holdings”), Carlstar Intermediate Holdings I, LLC (“Carlstar Intermediate”), AIPCF V Feeder (Cayman), LP (“AIPCF Cayman”), AIPCF V Feeder CTP Tire, LLC (together with Carlstar Intermediate and AIPCF Cayman, the “Sellers”) and The Carlstar Group, LLC (“Carlstar”) under which Holdings acquired all of the equity interest of Carlstar (the “Transaction”) for a total purchase price of approximately $296.2 million, consisting of $127.5 million of cash (the “Cash Consideration”) and $168.7 million of the Company’s common stock (11,921,766 shares at $14.15 per share) (the “Stock Consideration”), subject to certain customary adjustments including a working capital adjustment based on an agreed working capital target.

Carlstar is a global manufacturer and distributor of wheels and tires for a variety of end-market verticals including outdoor power equipment, power sports, trailers, and small to midsize agricultural and construction equipment. Carlstar has 17 manufacturing and distribution facilities located in four countries and provides solutions to customers in North America, Europe and China.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K ("the 2023 Form 10-K") for the year ended December 31, 2023, and the audited historical financial information of Carlstar for the year ended December 31, 2023, and has been prepared as if the Transaction had occurred on January 1, 2023.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 was derived from the unaudited consolidated financial statements included in the Company’s Form 10-Q ("the 2024 Form 10-Q") for the nine months ended September 30, 2024, and the unaudited historical financial information of Carlstar for the nine months ended September 30, 2024, and has been prepared as if the Transaction had occurred on January 1, 2023.

The Carlstar audited historical consolidated financial statements as of and for the year ended December 31, 2023 was included in the Form 8-K/A (Amendment No. 1) filed with the SEC on May 16, 2024. These statements should be read in conjunction with such historical financial statements. The historical consolidated financial information has been adjusted to give pro forma effect to reflect the accounting for the Transaction in accordance with U.S. GAAP. The historical Carlstar financial statements as of and for the year ended December 31, 2023 have been adjusted to reflect certain reclassifications to conform to the Company’s financial statement presentation in the unaudited pro forma condensed combined financial statements.

The Company has accounted for the Transaction under the acquisition method of accounting in accordance with the authoritative guidance on business combinations under the provisions of ASC 805. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the accounting is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. The final purchase price allocation may include changes to the amount of intangible assets, goodwill, and deferred taxes, as well as other items. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting may occur, and these differences could be material.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Management is not aware of any material contingencies related to Carlstar.

TITAN INTERNATIONAL, INC.
Notes to Unaudited Condensed Combined Financial Statements
Amounts in thousands (except per share data)
(Unaudited)
The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods presented, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined financial information does not reflect any cost savings from future operating synergies or integration activities, if any, or any revenue, tax, or other synergies, if any, that could result from the Acquisition.

3. ACCOUNTING POLICIES

Acquisition accounting rules require evaluation of certain assumptions and estimates, as well as determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The Company has completed a review of accounting policies for purposes of the unaudited pro forma combined financial information and did not identify any material differences in accounting policies.

TITAN INTERNATIONAL, INC.
Notes to Unaudited Condensed Combined Financial Statements
Amounts in thousands (except per share data)
(Unaudited)
4. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS RELATED TO THE ACQUISITION FOR THE YEAR ENDED DECEMBER 31, 2023

4(a) Represents the following adjustments:

Note	Adjustment amount, in thousands
(i)	$(2,557)
(ii)	11,500
$8,943

(i) elimination of historic Carlstar fixed asset depreciation of $13,960 and the addition of recorded pro forma depreciation expense of $11,403 on the portion of purchase price allocated to fixed assets as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Total Depreciation Expense	Cost of Goods Sold	Selling, General and Administrative
Land and improvements	$4,260	N/A	$—	$—	$—
Buildings and improvements	18,820	17.1	1,101	991	110
Machinery and equipment	77,404	7.2	11,569	10,412	1,157
Construction-in-progress	11,096	N/A	—	—	—
Total	$111,580		$12,670	$11,403	$1,267
Less: Carlstar Historical Depreciation for the year ended December 31, 2023			$15,488	$13,960	$1,528
Pro Forma adjustment to depreciation expense			$(2,818)	$(2,557)	$(261)
The Pro Forma adjustment to depreciation expense is reduced compared to the historical depreciation recorded due to reset of estimated useful lives following the acquisition.

(ii) Reflects $11,500 for the amortization of the fair value adjustment of Carlstar’s inventories related to the increase from its book value to preliminary estimated fair value. The fair value of finished goods and work-in-process inventory represents the estimated selling price less estimate of cost to complete and sell.

4(b) Represents the following adjustments:

Note	Adjustment amount, in thousands
(i)	$(336)
(ii)	(261)
$(597)

(i) Elimination of historic Carlstar intangible asset amortization of $1,367 and the addition of recorded pro forma amortization expense of $1,031 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

TITAN INTERNATIONAL, INC.
Notes to Unaudited Condensed Combined Financial Statements
Amounts in thousands (except per share data)
(Unaudited)

	Carrying Value	Weighted Average Amortization (in Years)	Amortization Expense
Customer lists/relationships	$6,500	13.50	$481
Trade names	5,500	10.00	550
Total	$12,000	11.90	$1,031
Less: Carlstar Historical Amortization for the year ended December 31, 2023			$1,367
Pro Forma adjustment to amortization			$(336)

(ii) Elimination of historic Carlstar fixed asset depreciation of $1,528 and the addition of recorded pro forma depreciation expense of $1,267 as presented in 4(a) above.

4(c) The Company borrowed an additional $147,000 under a revolving credit facility to finance the acquisition of Carlstar. The proceeds were partially used to pay the term debt of $90,800 at Carlstar. This adjustment represents a reduction in interest expense of $17,287 based on the prevailing SOFR rate less the impact of commitment fees that would be owed on the unused portion of the facility, in accordance with the terms of the credit agreement.

4(d) Represents an increase in income tax expense associated with the change in the ownership structure of Carlstar following the Transaction using the weighted average tax rate of approximately 25%. The weighted average tax rate was based upon the jurisdictions of the net assets acquired. This estimate of the income tax expense is preliminary and is subject to change.

4(e) Titan issued common stock then valued at $168.7 million (11,921,766 shares at $14.15 per share) to the Sellers in connection with the acquisition of Carlstar.

TITAN INTERNATIONAL, INC.
Notes to Unaudited Condensed Combined Financial Statements
Amounts in thousands (except per share data)
(Unaudited)
5. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS RELATED TO THE ACQUISITION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

5(a) Reflects $11,500 for the amortization of the fair value adjustment of Carlstar’s inventories related to the increase from its book value to preliminary estimated fair value. The fair value of finished goods and work-in-process inventory represents the estimated selling price less estimate of cost to complete and sell.

5(b) Titan issued common stock valued at $168.7 million (11,921,766 shares at $14.15 per share) to the Sellers in connection with the acquisition of Carlstar. The adjustment is to reflect the common stock issuance as of January 1, 2023 and its resulting impact on the first nine months ended September 30, 2024.

5(c) Represents an increase in income tax expense associated with the impact of the pro forma adjustments using the weighted average tax rate of 25%.

6. UNADJUSTED PRO FORMA BALANCES

For the year ended December 31, 2023

Accounting for Carlstar's Sale-Leaseback Transaction (6a)
During November 2023, Carlstar executed a sale-leaseback transaction for the manufacturing facilities located at Aiken, South Carolina, Clinton, Tennessee and Jackson, Tennessee, as well as the distribution center in Slinger, Wisconsin for net sales proceeds of $76.2 million. The transaction qualified for sale-leaseback accounting in accordance with ASC 842. Carlstar recorded a $56.2 million gain associated with this sale-leaseback transaction, which is included within other income within the unaudited pro forma condensed combined statement of operations.

If Carlstar had executed the sale-leaseback transaction as of January 1, 2023, the Company would have incurred incremental net expense of $4,969 comprised of additional lease expense, depreciation expense on the right of use asset, and offset by the reversal of depreciation expense on the buildings prior to the sale-leaseback. A pro forma adjustment has not been included as a part of the income statement.

Accounting for Carlstar's Transaction Costs (6b)
Carlstar incurred $5,498 of direct, incremental transaction costs related to costs incurred to sell the business that are reflected in the historical statement of operations for the year ended December 31, 2023. These charges include financial advisory fees, legal, accounting, other professional fees incurred by the Carlstar that are related to costs incurred to sell the business. A pro forma adjustment has not been included as a part of the pro forma income statement.

Provision for Income Taxes (6c)
Represents a decrease in income tax expense associated with the impact of the management adjustments using the weighted average tax rate of 25%.
The following table depicts the pro forma income statement as if the management adjustments above were included within the unaudited pro forma consolidated statement of operations for the year ended December 31, 2023.

TITAN INTERNATIONAL, INC.
Notes to Unaudited Condensed Combined Financial Statements
Amounts in thousands (except per share data)
(Unaudited)

	For the year ended December 31, 2023
	Pro Forma Combined	Management Adjustments	Note References	Adjusted Pro Forma Combined

Net sales	$2,437,000	$—		$2,437,000
Cost of sales	1,994,994	4,969	6(a)	1,999,963
Gross profit	442,006	(4,969)		437,037
Selling, general and administrative expenses	218,641	(5,498)	6(b)	213,143
Research and development expenses	15,739	—		15,739
Royalty expense	9,645	—		9,645
Income from operations	197,981	529		198,510
Interest expense	(46,970)	—		(46,970)
Interest income	11,672	—		11,672
Foreign exchange loss	(21,122)	—		(21,122)
Other income (loss)	58,728	(56,200)	6(a)	2,528
Income before income taxes	200,289	(55,671)		144,618
Provision for income taxes	47,526	(13,918)	6(c)	33,608
Net income	152,763	(41,753)		111,010
Net income attributable to noncontrolling interests	4,946	—		4,946
Net income attributable to Titan and applicable to common shareholders	$147,817	$(41,753)		$106,064

Earnings per common share:
Basic	$1.99			$1.43
Diluted	$1.97			$1.42
Average common shares and equivalents outstanding:
Basic	74,374			74,374
Diluted	74,883			74,883
`

For the nine months ended September 30, 2024
Accounting for Transaction Costs (6d)
The Company incurred $6,366 of transaction-related expenses incurred by the Company associated with the Carlstar Transaction in the historical statement of operations for the nine months ended September 30, 2024. These charges include financial advisory fees, legal, accounting, other professional fees incurred by the Company that are related to costs incurred to purchase Carlstar. A pro forma adjustment has not been included as a part of the pro forma income statement.

Provision for Income Taxes (6e)
Represents an increase in income tax expense associated with the impact of the management adjustments using the weighted average tax rate of 25%.

The following table depicts the pro forma income statement as if the management adjustments above were included within the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2024.

TITAN INTERNATIONAL, INC.
Notes to Unaudited Condensed Combined Financial Statements
Amounts in thousands (except per share data)
(Unaudited)

	For the Nine Months Ended September 30, 2024
	Pro Forma Combined	Management Adjustments	Note References	Adjusted Pro Forma Combined

Net sales	$1,564,182	$—		$1,564,182
Cost of sales	1,317,225	—		1,317,225
Gross profit	246,957	—		246,957
Selling, general and administrative expenses	155,141	—		155,141
Acquisition related expenses	6,366	(6,366)	6(d)	—
Research and development expenses	12,661	—		12,661
Royalty expense	7,613	—		7,613
Income from operations	65,176	6,366		71,542
Interest expense	(28,718)	—		(28,718)
Interest income	8,483	—		8,483
Foreign exchange loss	(2,338)	—		(2,338)
Other income	3,841	—		3,841
Income before income taxes	46,444	6,366		52,810
Provision for income taxes	42,106	1,592	6(e)	43,698
Net income	4,338	4,774		9,112
Net income attributable to noncontrolling interests	2,096	—		2,096
Net income attributable to Titan and applicable to common shareholders	$2,242	$4,774		$7,016

Earnings per common share:
Basic	$0.03			$0.10
Diluted	$0.03			$0.10

Average common shares and equivalents outstanding:
Basic	72,467			72,467
Diluted	72,925			72,925